CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to me under the caption
"Experts" and to the use of my report dated April 24, 2002 in the Registration Statement on Form SB-2, as amended, and related prospectus of MGCC Investment Strategies, Inc.



/s/ William A. Meyler
----------------------
By William A. Meyler, P.C.,CPA




Middletown, NJ
September 24th, 2002